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                                                                      EXHIBIT 15


                                          August 13, 2001





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                          Re:  Parker Drilling Company
                                          Registration on Form S-8 and Form S-3


We are aware that our report dated July 26, 2001, on our review of the interim financial information of Parker Drilling Company for the three and six month periods ended June 30, 2001 and 2000 and included in this Form 10-Q for the quarter ended June 30, 2001 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698, 33-57345, 333-59132) and Form S-3 (File No. 333-36498).




                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP


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